UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2026 (Date of earliest event reported)
Firsthand Technology Value Fund, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number)

3031 Tisch Way, #110 Plaza West San Jose, CA (Address of principal executive offices)		95128 (Zip Code)
(800) 976-8776 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SVVC	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒Emerging growth company

☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the Company’s submission of the withdrawal of its election to be treated as a business development company (see Item 8.01 below), it will file to delist its common stock from the over-the-counter market (known as OTCQB). Accordingly, the Company’s shares will cease trading.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the close of business on August 17, 2026, each of the directors of Firsthand Technology Value Fund, Inc. (the “Company”) who is an independent or disinterested director within the meaning of the Investment Company Act of 1940, as amended (the “Company Act”), resigned as a director. The resigning directors were Greg Burglin and Kimun Lee. After those resignations, Kevin Landis remains as the sole director of the Company.

Certain other officers of the Company also resigned effective at the close of business on August 17, 2026, as follows:
Nichole Mileski resigned as the Chief Compliance Officer and Assistant Secretary.
Kelvin Leung resigned as the Secretary.

Kevin Landis remains as the President and Chief Executive Officer, and Chief Financial Officer and now also serves as Secretary of the Company.

The Company does not plan to replace those resigning directors because it expects to file to withdraw its status as a business development company under the Company Act before August 31, 2026, and to pursue liquidation and dissolution.

Item 8.01. Other Events The Company expects to file Form N-54C before August 31, 2026 to withdraw its election to be treated as a business development under the Company Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2026	FIRSTHAND TECHNOLOGY VALUE FUND, INC. By: /s/ Kevin Landis Kevin Landis President